Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT
by and among
TREAN INSURANCE GROUP, INC.
and
THE PERSONS LISTED ON SCHEDULE A HERETO

______________________________
Dated as of July 20, 2020
______________________________

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REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT, dated as of July 20, 2020 (this “Agreement”), is by and among Trean Insurance Group, Inc., a Delaware corporation (the “Company”), and the persons listed on Schedule A hereto (such persons, in their capacity as holders of Registrable Securities (as defined below), including any permitted transferees hereunder, the “Holders” and each a “Holder”).
RECITALS
WHEREAS, pursuant to a Reorganization Agreement, dated as of the date hereof, by and among the Company, BIC Holdings LLC, a Delaware limited liability company (“BIC Holdings”), Trean Holdings LLC, a Delaware limited liability company (“Trean Holdings”), and certain other parties thereto (the “Reorganization Agreement”), the Company has effected the following transactions (collectively, the “Reorganization Transactions”): (i) each of Trean Holdings and BIC Holdings contributed all of their respective assets and liabilities to the Company, in exchange for shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), (ii) the Company acquired from Blake Baker Enterprises I, Inc., a Delaware corporation, Blake Baker Enterprises II, Inc., a Delaware corporation and Blake Baker Enterprises III, Inc., a Delaware corporation their 55% equity interest in Compstar Holding Company LLC, a Delaware limited liability company (“Compstar”) in exchange for approximately 6.6 million shares of Common Stock, after which the Company contributed such 55% equity interest in Compstar to Trean Compstar Holdings LLC (“Trean Compstar”), such that Trean Compstar now owns 100% of Compstar, and (iii) following the completion of the transfers by Trean Holdings and BIC Holdings, Trean Holdings and BIC Holdings will be dissolved and will distribute in-kind shares to the current holders of each of Trean Holdings and BIC Holdings equity interests (the “Pre-IPO Unitholders”) (including with respect to the Trean Holdings and BIC Holdings Class C units held by Randall D. Jones, one of the Company’s directors, that became fully vested in connection with the initial public offering of the Company’s Common Stock (the “IPO”));
WHEREAS, the shares of Common Stock issued to the Holders pursuant to the Reorganization Transactions are not registered under the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time (the “Securities Act”); and
WHEREAS, the board of directors of the Company (the “Board”) has determined that it is advisable and in the best interests of the Company and its stockholders to take steps to enable the Company to effect an IPO, including providing the Holders registration rights.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Definitions. As used in this Agreement, the following terms shall have the following meanings:
“Affiliate” shall mean a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. For purposes of this definition, “control” (including the terms “controlling,” “controlled by” and “under common control with”) shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.
“Agreement” has the meaning set forth in the Preamble.
“Board” has the meaning set forth in the Recitals.
“BIC Holdings” has the meaning set forth in the Preamble.
“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law or executive order to close.
“Common Stock” has the meaning set forth in the Recitals.
“Company” has the meaning set forth in the Preamble.
“Demand Registration” shall have the meaning set forth in Section 2(a).
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any corresponding provision of succeeding law), and the rules and regulations thereunder.
“Holders” has the meaning set forth in the Preamble.
“Initiating Holders” shall have the meaning set forth in Section 2(a).
“IPO” has the meaning set forth in the Recitals.
“Permitted Offerings” shall have the meaning set forth in Section 3(a).
“Person” shall mean any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.
“Piggyback Registration” shall have the meaning set forth in Section 3(a).
“Preliminary Prospectus” means any preliminary Prospectus (as defined below) or preliminary Prospectus supplement that may be included in any Registration Statement (as defined below).

“Principal Holders” shall mean AHP-BHC LLC, a Delaware limited liability company, AHP-TH LLC, a Delaware limited liability company, ACP-BHC LLC, a Delaware limited liability company, and ACP TH LLC, a Delaware limited liability company, collectively, together with their respective permitted transferees.
“Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement or any issuer free writing prospectus (as defined in Rule 433 under the Securities Act), with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.
“Public Offering” shall mean a public offering and sale of equity securities for cash pursuant to an effective registration statement under the Securities Act.
“Registrable Securities” shall mean any Shares held or beneficially owned as of the date hereof by the Holders, including any securities acquired as a result of any reclassification, recapitalization, stock split or combination, exchange, readjustment or similar transaction of such Shares or securities, or any stock dividend or stock distribution in respect of such Shares or securities; provided, however, such securities shall cease to be Registrable Securities on the earliest to occur of (i) a Registration Statement with respect to the sale of such Registrable Securities shall have become effective under the Securities Act and such Registrable Securities shall have been disposed of in accordance with such Registration Statement; (ii) such Registrable Securities shall have been sold in accordance with Rule 144; or (iii) such Registrable Securities have ceased to be outstanding.
“Registration Expenses” has the meaning set forth in Section 7(a).
“Registration Statement” shall mean any registration statement (including any Demand Registration or S-3 Registration) of the Company under the Securities Act which permits the Public Offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
“Reorganization Agreement” has the meaning set forth in the Preamble.
“Reorganization Transactions” has the meaning set forth in the Preamble.
“Rule 144” shall mean Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
“S-3 Registration” shall have the meaning set forth in Section 4(a).

“SEC” means the United States Securities and Exchange Commission.
“Securities Act” has the meaning set forth in the Recitals.
“Shares” means the shares of Common Stock owned by the Holders as described in the Recitals and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend, distribution or combination, or any reclassification, recapitalization, merger, consolidation, exchange, readjustment or other similar transaction.
“Shelf Period” shall have the meaning set forth in Section 4(a).
“Substantial Marketing Efforts” means marketing that involves in-person road shows with prospective investors over multiple days.
“Trean Compstar” has the meaning set forth in the Recitals.
“Trean Holdings” has the meaning set forth in the Preamble.
“Underwritten Block Trade” shall have the meaning set forth in Section 4(b).
“Withdrawn Demand Registration” shall have the meaning set forth in Section 2(e).
Registration Rights.
Demand Registration. Subject to Section 2(c), at any time or from time to time following one hundred and eighty (180) days after the effective date of the Company’s IPO, any Principal Holder may request at any time (at which time, such requesting Principal Holders shall be referred to as the “Initiating Holders”) in writing and require that the Company register under the Securities Act all or part of its Registrable Securities (a “Demand Registration”). Promptly after its receipt of any such request for Demand Registration, the Company shall give written notice of such request to all other Holders holding Registrable Securities and shall, subject to the provisions of Section 2(c) hereof, include in such registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company’s written notice.
Priority on Demand Registrations. Subject to the provisions of this Section 2, the Company shall not include in any Demand Registration any securities other than Registrable Securities without: (i) the written consent of the Holders representing at least a majority of the Registrable Securities to be included in such registration and (ii) if such Demand Registration is an underwritten offering, the consent of the managing underwriter(s). If the managing underwriter(s) in any requested Demand Registration advise(s) the Company and the Initiating Holders of the Registrable Securities proposed to be registered in writing that in its or their opinion the number of Registrable Securities proposed to be included in any such registration exceeds the largest number of securities that can be expected to be sold in such offering and/or that the number of Registrable Securities proposed to be included in any such registration would have an adverse effect on the offering, including the price per share at which the Company’s equity securities can be sold in such offering, the Company shall include in such registration only the number of Registrable Securities that in the opinion of such managing underwriter(s) can be sold without adversely affecting the offering; provided, however, that the number of Registrable Securities to be sold in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. If the number of Registrable Securities that can be sold is less than the number of Registrable Securities proposed to be registered, the number of Registrable Securities to be so sold shall be allocated pro rata among the Holders of Registrable Securities that desire to participate in such registration on the basis of the amount of Registrable Securities beneficially owned by such Holders.
Restrictions on Demand Registrations. The Company shall not be obligated to effect any Demand Registration within three (3) months after the effective date of a previous S-3 Registration or a previous registration under which the Holders had piggyback registration rights pursuant to Section 3 hereof wherein the Holders were permitted to register, and actually sold, at least 50% of the Registrable Securities requested to be included therein by such Holders. The Company may postpone or withdraw for up to one hundred twenty (120) days the confidential submission, filing or the effectiveness of (or suspend the use of) a Registration Statement for a Demand Registration if (A) based on the reasonable judgment of the disinterested members of the Board, such postponement or withdrawal is necessary in order to avoid premature disclosure of a matter the Board has determined would not be in the best interest of the Company to be disclosed at such time or (B) the Company is pursuing a material financing, material acquisition or other material corporate transaction; provided that if the Company exercises its right to withdraw the filing or the effectiveness of a Registration Statement for a Demand Registration then the Initiating Holders may withdraw its or their request for such Demand (and such Demand shall not count against such Initiating Holders). The Company shall provide written notices to the relevant Initiating Holders requesting such Demand Registration of (x) any postponement or withdrawal of the filing or effectiveness of (or suspension of the use of) a Registration Statement pursuant to this Section 2(c), (y) the Company’s decision to refile or seek effectiveness of such Registration Statement following such withdrawal or postponement (or suspension) and (z) the effectiveness of such Registration Statement. The restrictions set forth in this Section 2(c) shall apply regardless of the form of the Registration Statement containing Registrable Securities and for the avoidance of doubt shall apply to S-3 Registrations. Notwithstanding anything to the contrary herein, the Company shall have no obligation to register, file any Registration Statement or take any other action during any underwriter lock-up period applicable to the Company’s Public Offering to the extent any such action would result in a violation of such lock-up agreement of the Company.
Selection of Underwriters. If any Registrable Securities covered by a Demand Registration are to be sold in an underwritten offering, the managing underwriter(s) to administer the offering shall be selected by the Initiating Holders representing a majority of the Registrable Securities participating in such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed.
Effective Period of Demand Registrations. If any Initiating Holder(s) request(s) a Demand Registration pursuant to Section 2(a) above, such Demand Registration shall not be deemed to have been effected unless the Registration Statement filed pursuant to such Demand Registration has been effective for a period equal to ninety (90) days from the date on which such Registration

Statement became effective (or if such Demand Registration is not effective during any period within such ninety (90) days, such ninety (90)-day period shall be extended by the number of days during such period when such Registration Statement is not effective), or such shorter period which shall terminate when all of the Registrable Securities covered by such Demand Registration have been sold pursuant to such Demand Registration or otherwise disposed of by such Initiating Holders. If the Company shall withdraw any Demand Registration pursuant to Section 2(c) (a “Withdrawn Demand Registration”), the Initiating Holders of the Registrable Securities remaining unsold and originally covered by such Withdrawn Demand Registration shall be entitled to a replacement Demand Registration which (subject to the provisions of this Section 2) the Company shall use its reasonable best efforts to keep effective for a period commencing on the effective date of such Demand Registration and ending on the earlier to occur of the date (i) which is ninety (90) days from the effective date of such Demand Registration and (ii) on which all of the Registrable Securities covered by such Demand Registration have been sold or otherwise disposed of such Initiating Holders. Each such additional Demand Registration otherwise shall be subject to all of the provisions of this Agreement.
Piggyback Registrations.
Right to Piggyback. At any time or from time to time following the date of this Agreement, whenever the Company proposes to register any equity securities under the Securities Act (other than a Registration Statement (i) relating to shares issuable upon exercise of employee share options or in connection with any employee benefit, equity incentive or similar plan of the Company or (ii) in connection with any merger, consolidation, business combination, scheme of arrangement or amalgamation by the Company or any Affiliate of the Company or the acquisition by the Company or any such Affiliate of the shares or the assets of any other Person or other registration statement on Form S-4 (clauses (i) and (ii) are referred to as “Permitted Offerings”)) for purposes of a Public Offering of such shares for its own account, and the registration form to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to all Holders of its intention to effect such a registration and, subject to Section 3(b) and Section 3(c) hereof, shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company’s written notice; provided that any participation in such Public Offering shall be on terms not less favorable, taken as a whole, than the Company’s participation therein. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its discretion.
Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriter(s) advise(s) the Company in writing that in its or their opinion the number of securities requested to be included in such registration exceeds the largest number that can be sold in such offering and/or that the number of Registrable Securities proposed to be included in any such registration would have an adverse effect on the offering, including the price per share at which the Company’s equity securities can be sold in such offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included therein by the Holders, pro rata among the Holders of such Registrable Securities on the basis of the number of

Registrable Securities requested to be registered by such Holders and (iii) third, other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders or as such holders may otherwise agree in writing.
Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of a holder of the Company’s securities other than Registrable Securities, and the managing underwriter(s) advise(s) the Company in writing that in its or their opinion the number of securities requested to be included in such registration exceeds the largest number that can be sold in such offering and/or that the number of Registrable Securities proposed to be included in any such registration would have an adverse effect on the offering, including the price per share at which the Company’s equity securities can be sold in such offering, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, together with the Registrable Securities requested to be included therein by the Holders, pro rata among (A) the holders of securities requesting such registration and (B) the Holders of such Registrable Securities, in each case, on the basis of the number of Registrable Securities requested to be registered by such Holders or holders of securities, as applicable, (ii) second, securities the Company proposes to sell and (iii) third, other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders or as such holders may otherwise agree in writing.
Selection of Underwriters. If any Piggyback Registration is a primary underwritten offering, the Company shall have the right to select the managing underwriter(s) to administer any such offering.
Other Jurisdictions. If the Company at any time proposes to effect a Public Offering in a jurisdiction other than the United States of any of its shares or any options, warrants or other rights to acquire, or securities convertible into or exchangeable for, its shares (other than a Public Offering relating to a Permitted Offering), the Company and the Holders will have the rights and be subject to the obligations agreed in this Section 3 to the extent and where applicable.
Shelf Registration.
S-3 Registration. At any time that the Company is eligible to use Form S‑3, a Principal Holder may request (by written notice to the Company stating the number of Registrable Securities proposed to be sold and the intended method of disposition) that the Company file a registration statement on Form S-3 (an “S-3 Registration”) for a Public Offering of all or any portion of such Holder’s Registrable Securities, or that the Company take all steps necessary to include such Registrable Securities in a Form S-3 that the Company has previously filed under Rule 415 under the Securities Act. The Company shall use its reasonable best efforts to keep any S-3 Registration continuously effective under the Securities Act until the date as of which all Registrable Securities have been sold pursuant to such S-3 Registration or another Registration Statement filed under the Securities Act (such period of effectiveness, the “Shelf Period”). The Company shall not be deemed to have used its reasonable best efforts to keep any S-3 Registration effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in Holders not being able to offer and sell any Registrable Securities pursuant to such S-3 Registration during the Shelf Period, unless such action or omission is (x) permitted pursuant to Section 2(c) or (y) required by applicable law, rule or regulation. Whenever the Company is required pursuant to this Section 4 to effect the registration of Registrable Securities, each of the procedures and requirements of Section 2 (including but not limited to the requirement that the Company notify all Holders from whom notice has not been received and provide them with the opportunity to participate in the offering and the postponement, withdrawal and suspension provisions) shall apply to such registration. If at the time of such request the Company is a WKSI, such S-3 Registration shall, upon the approval of the Board, cover an unspecified number of Common Stock to be sold by the Company and the Holders. The Company will use its reasonable best efforts to qualify for Form S-3 registration or a similar short-form registration. Notwithstanding the foregoing, the Company shall have no obligation to effect any underwritten offering pursuant to this Section 4 involving Substantial Marketing Efforts if, based on the current market prices, the number of Registrable Securities requested to be included in such offering by the Holders would not yield gross proceeds to the selling Holders of at least $25 million.
Block Trade. (ii)    If a Principal Holder wishes to engage in an underwritten block trade or bought deal off of an S-3 Registration (an “Underwritten Block Trade”), then notwithstanding the time periods set forth in Section 4(a), such Principal Holders will notify the Company of the Underwritten Block Trade not less than five (5) Business Days prior to the day such offering is first anticipated to commence.
Lock-Up Agreements. In connection with each underwritten offering, the Company and each Holder, if requested, agree to be bound by the underwriting agreement’s lock-up restrictions (which must apply in like manner to all Holders); provided that in no event shall any lock-up restriction exceed a period of ninety (90) days from the date of the final Prospectus for any such Public Offering. The Company shall cause its executive officers and directors (and managers, if applicable) and shall use commercially reasonable efforts to cause other holders of Common Stock who beneficially own (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement) any of the Common Stock participating in such offering, to enter into lock-up agreements that contain restrictions that are no less restrictive than the restrictions contained in the lock-up agreements executed by the Holders.
Registration Procedures.
Whenever Holders request that any Registrable Securities be registered with the SEC pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended methods of disposition thereof, and pursuant thereto the Company shall:
(i)prepare and file with or submit to the SEC a Registration Statement with respect to such Registrable Securities as soon as practicable, but in any event within sixty (60) days of written request from a Holder or Holders, and use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable thereafter; and before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the Holders of Registrable Securities covered by such Registration Statement and the underwriter or underwriters, if any, copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and, if reasonably requested by such Holders, the exhibits incorporated by reference, and such Holders shall have the reasonable opportunity to object to any information pertaining to such Holders that is contained therein and the Company will make the corrections reasonably requested by such Holders with respect to such information prior to filing any Registration Statement or Prospectus;
(ii)prepare and file with or submit to the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than ninety (90) days (or three hundred (300) days in the case of a shelf S-3 Registration Statement), in the case of a Demand Registration, or such shorter period as is necessary to complete the distribution of the securities covered by such Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;
(iii)furnish the number of copies of such Registration Statement and the Prospectus included in such Registration Statement (including each preliminary Prospectus and each amendment and supplement thereto) as reasonably required by each seller of Registrable Securities under such Registration Statement, and such other documents as each seller may reasonably request in writing in order to facilitate the disposition of Registrable Securities owned by each seller; provided, however, that the Company shall have no obligation to furnish copies of a final prospectus if the conditions of Rule 172(c) under the Securities Act are satisfied by the Company;
(iv)use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any seller reasonably requests in writing and do any and all other acts and things that may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this clause (iv), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction;
(v)promptly notify each seller of Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of any such seller, to prepare a supplement to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
(vi)in the case of an underwritten offering, enter into such customary agreements (including underwriting agreements in customary form and containing customary indemnification provisions in favor of the underwriters) and take all such other actions as the Holders of the Registrable Securities being sold or the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including making members of senior management of the Company reasonably available to participate in, and cause them to reasonably cooperate with the underwriters in connection with, “roadshow” and other customary marketing activities) and cause to be delivered to the underwriters and the sellers, if any, opinions of counsel to the Company in customary form, covering such matters as are customarily covered by opinions for an underwritten offering as the underwriters may reasonably request and addressed to the underwriters and the sellers;
(vii)make available for inspection by a seller of Registrable Securities pursuant to a Registration Statement hereunder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained on behalf of such seller or underwriter, all material financial and other records, material corporate documents and material properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller representative, underwriter, attorney, accountant or agent in connection with such Registration Statement;
(viii)use its reasonable best efforts to cause all such Registrable Securities to be listed or quoted on each securities exchange or automated interdealer quotation system on which securities of the same class issued by the Company are then listed or quoted;
(ix)provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;
(x)if requested, cause to be delivered, immediately prior to the effectiveness of the Registration Statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto), letters from the Company’s independent certified public accountants (and the independent certified public accountants for any other acquired company or business whose financial statements are required to be included in such Registration Statement in accordance with the applicable requirements of Regulation S-X) addressed to the underwriters stating that such accountants are independent public accountants or an independent registered public accounting firm within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder and, to the extent applicable, the PCAOB, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with primary or secondary underwritten offerings, as the case may be;
(xi)make generally available to Holders a consolidated earnings statement (which need not be audited) for the twelve (12) months beginning after the effective date of a Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earnings statement under Section 11(a) of the Securities Act;
(xii)promptly notify each seller of Registrable Securities and the underwriter or underwriters, if any:
(a)    when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;
(b)    of any written request by the SEC for amendments or supplements to the Registration Statement or Prospectus;
(c)    of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and
(d)    of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or “blue sky” laws of any jurisdiction; and
(xiii)use its reasonable best efforts to obtain as soon as practicable the lifting of any stop order that might be issued suspending the effectiveness of such Registration Statement.

The Company shall make available to each Holder whose Registrable Securities are included in a Registration Statement (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one (1) copy of each Registration Statement and any amendment thereto and each Preliminary Prospectus and Prospectus and each supplement thereto. The Company will promptly notify each such Holder by facsimile of the effectiveness of each Registration Statement or any post-effective amendment. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review.
At all times after the Company has filed a Registration Statement with the SEC pursuant to the requirements of either the Securities Act or the Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, all to the extent required to enable such Holders to be eligible to sell Registrable Securities pursuant to Rule 144 under the Securities Act.
The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company any information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing in connection with such registration. The Company’s obligations to a Holder under this Agreement shall be subject to the compliance by such Holder with the terms and conditions applicable to such Holder under this Agreement.
Each seller of Registrable Securities agrees that, upon written notice by the Company of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such seller will forthwith discontinue disposition of Registrable Securities for a reasonable length of time not to exceed sixty (60) days until such seller is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented Prospectus as contemplated by Section 6(b) hereof, and, if so directed by the Company, such seller will promptly deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such seller’s possession which shall not be disseminated or made available to any Person, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice; provided, however, that such postponement of sales of Registrable Securities by the Holders shall not exceed ninety (90) days in the aggregate in any twelve (12)-month period. If the Company shall give any written notice to suspend the disposition of Registrable Securities pursuant to a Prospectus, the Company shall extend the period of time during which the Company is required to maintain the Registration Statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date such seller either is advised by the Company in writing that the use of the Prospectus may be resumed or receives the copies of the supplemented Prospectus contemplated by Section 6(a)(iii) and Section 6(b) hereof.

Registration Expenses.
All expenses incident to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or “blue sky” laws, listing application fees, printing expenses, transfer agent’s and registrar’s fees, costs of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”) (but not including any underwriting discounts or commissions or transfer taxes attributable to the sale or disposition of Registrable Securities), shall be borne by the Company. In addition, the Company shall pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing or quoting the securities to be registered on each securities exchange or automated interdealer quotation system on which they are to be listed or quoted.
In connection with each Demand Registration, S-3 Registration, including an Underwritten Block Trade, or Piggyback Registration initiated hereunder, the Company shall reimburse the Holders covered by such registration or sale for the reasonable fees and disbursements of one (1) law firm to represent all Holders participating in such registration or sale chosen by the Holders holding a majority of the Registrable Securities included in such registration or sale.
The obligation of the Company to bear the Registration Expenses and to reimburse the Holders for the expenses described in Section 7(b) hereof shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur; provided, however, that Registration Expenses and the fees and disbursements reimbursed by the Company under Section 7(b) hereof for any Registration Statement withdrawn solely at the request of a Holder(s) (unless withdrawn following postponement of filing by the Company in accordance with Section 2(c)(A) or Section 2(c)(B) hereof or due to adverse market conditions) or any supplements or amendments to a Registration Statement or Prospectus resulting from a misstatement furnished to or on behalf of the Company by or on behalf of a Holder shall be borne by such Holder; provided that, for the avoidance of doubt, if a Registration Statement is withdrawn solely at the request of a Holder due to adverse market conditions, such Registration Statement shall count as a Demand Registration for purposes of Section 2(c) hereof.
Indemnification.
Indemnification by the Company. The Company agrees to indemnify, hold harmless and reimburse, to the fullest extent permitted by law, each Holder, its Affiliates, partners, officers, directors, employees, advisors, representatives and agents, and each Person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any and all losses, penalties, liabilities, claims, damages and expenses, joint or several (including, without limitation, reasonable attorneys’ fees and any expenses and reasonable costs of investigation), as incurred, to which the

Holders or any such indemnitees may become subject under the Securities Act or otherwise, insofar as such losses, penalties, liabilities, claims, damages and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement under which such Registrable Securities were registered and sold under the Securities Act, any Prospectus contained therein, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or any violation of the Securities Act or state securities laws or rules thereunder by the Company relating to any action or inaction by the Company in connection with such registration; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, penalty, liability, claim, damage (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged statement or omission or alleged omission made in such Registration Statement, any such Prospectus, amendment or supplement in reliance upon and in conformity with written information about a Holder which is furnished to the Company by such Holder specifically for use in such registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder.
Indemnification by the Holders. Each Holder agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 8(a)) the Company, each member of the Board, each officer, employee and agent of the Company and each other person, if any, who controls any of the foregoing within the meaning of the Securities Act or the Exchange Act, with respect to any untrue statement or alleged untrue statement of a material fact in or omission or alleged omission to state a material fact from such Registration Statement, any Prospectus contained therein, or any amendment or supplement thereto, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information about such Holder furnished to the Company by such Holder specifically for inclusion in such Registration Statement, Prospectus, amendment or supplement and has not been corrected in a subsequent Registration Statement, any Prospectus contained therein, or any amendment or supplement thereto prior to or concurrently with the sale of the Registrable Securities to the person asserting the claim; provided, however, that Holder shall not be liable for any amounts in excess of the net proceeds received by such Holder from sales of Registrable Securities pursuant to the registration statement to which the claims relate, and provided, further, that the obligations of the Holders shall be several and not joint and several. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any indemnified party and shall survive the transfer of such securities by the Company.
Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 8, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 8, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, such indemnified party shall permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (A) the indemnifying party has agreed to pay such fees or expenses or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person within a reasonable time after receipt of notice of such claim from the person entitled to indemnification hereunder. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party of all liability in respect to such claim or litigation or (ii) the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel (plus local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.
The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive the transfer of securities.
Contribution. If the foregoing indemnity is held by a governmental authority of competent jurisdiction to be unavailable to the Company or any Holder, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of the loss, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, and the relative benefits received by the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation. In connection with any registration statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and of the indemnified person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this Section 8, no Holder shall be required to contribute an amount greater than the net proceeds received by such Holder from sales of Registrable Securities pursuant to the Registration Statement to which the claims relate (after taking into account the amount of damages which such Holder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any Registration Statement or Prospectus or any amendment thereof or supplement thereto related to such sale of Registrable Securities).
No Exclusivity. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may be available to any indemnified party at law or in equity or pursuant to any other agreement.
Covenants Relating to Rule 144. The Company shall use reasonable best efforts to file any reports required to be filed by it under the Securities Act and the Exchange Act and to take such further action as any Holder may reasonably request to enable Holders to sell Registrable Securities without registration under the Securities Act from time to time within the limitation of the exemptions provided by Rule 144. The Company shall, in connection with any request by Holder in connection with a sale, transfer or other disposition by any Holder of any Registrable Securities pursuant to Rule 144 either currently or prospectively with unspecified timing, promptly cause (and in no event longer than five (5) Business Days after such request) the removal of any restrictive legend or similar restriction on the Registrable Securities, and, in the case of book-entry shares, make or cause to be made appropriate notifications on the books of the Company’s transfer agent for such number of shares and registered in such names as the Holders may reasonably request and to provide a customary opinion of counsel and instruction letter required by the Company’s transfer agent.
Limitation on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Principal Holders, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are equivalent to or more favorable than the registration rights granted to the Principal Holders hereunder, or which would reduce the amount of Registrable Securities the holders can include in any Registration Statement filed pursuant to Section 2 hereof, unless such rights are subordinate to those of the holders of Registrable Securities.
Miscellaneous.

Termination; Survival. The rights of each Holder under this Agreement shall terminate upon the date that all of the Registrable Securities held by such Holder cease to be Registrable Securities. Notwithstanding the foregoing, the obligations of the parties under Sections 8, 9 and this Section 11 shall survive the termination of this Agreement.
Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement, whether in law or in equity, whether in contract or in tort, by statute or otherwise, shall be governed and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof or of any other jurisdiction that would result in the application of another law.
Consent to Jurisdiction; Venue; Waiver of Jury Trial. All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan in The City of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune of from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 11(C) CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11(C) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
Entire Agreement. This Agreement (including the documents and the instruments referred to herein), constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings, and agreements (including any draft agreements) with respect thereto, whether written or oral, none of which shall be used as evidence of the parties’ intent.

Amendments and Waivers. No amendment of any provision of this Agreement shall be valid and binding unless it is in writing and signed by each of the parties hereto. No waiver of any right or remedy hereunder, to the extent legally allowed, shall be valid unless the same shall be in writing and signed by the party making such waiver. No waiver by any party of any breach or violation of, default under, or inaccuracy in any representation, warranty, covenant, or agreement hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent breach, violation, default of, or inaccuracy in, any such representation, warranty, covenant, or agreement hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any party in exercising any right, power, or remedy under this Agreement shall operate as a waiver thereof. Notwithstanding the foregoing, no amendments may be made to this Agreement that adversely affect any Holder in a manner different than any other Holder without such adversely affected Holder’s prior written consent.
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and permitted assignee. A “permitted assignee” means any Affiliate of any Holder who executes and delivers to the Company a joinder to this Agreement providing that such assignee shall be bound by and shall fully comply with the terms of this Agreement as a “Holder”. Any successor or permitted assignee of any Holder shall be deemed a Holder for all purposes of this Agreement to the extent such successor or permitted assignee owns Registrable Securities. No Holder may assign its rights hereunder to any Person except to any permitted assignee.
Counterparts; Electronic Signature. This Agreement may be executed and delivered in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by facsimile or .pdf signature by any party and such signature shall be deemed binding for all purposes hereof without delivery of an original signature being thereafter required.
Severability. Any term or provision of this Agreement that is illegal, invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without rendering illegal, invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the legality, validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. In the event that any provision hereof would, under applicable law, be illegal, invalid or unenforceable in any respect, each party hereto intends that such provision shall be reformed and construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable laws and to otherwise give effect to the intent of the parties hereto.
Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service or (iii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by email, in each case to the intended recipient as set forth below:
If to a Holder, to the address indicated for such Holder in Schedule A hereto with a copy (which shall not constitute notice) to:
Altaris Capital Partners, LLC
10 East 53rd Street, 31st Floor
New York, NY 10022
Facsimile:     [•]

Attention:     Daniel Tully and David Ellison
Email:         [•]
If to the Company, as follows:
Trean Insurance Group, Inc.
150 Lake Street West
Wayzata, MN 55391
Facsimile:    [•]
Attention:    President and Chief Executive Officer
Email:        [•]
with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
Facsimile:     (917) 777-2573
Attention:     Dwight S. Yoo
Email:         dwight.yoo@skadden.com
Any party may, from time to time, by written notice to the other parties, designate a different notice details, which shall be substituted for the one specified above for such party.
Specific Performance. The parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.
TREAN INSURANCE GROUP, INC.
By:     /s/ Andrew M. O’Brien
    Name:    Andrew M. O’ Brien
    Title:    President and Chief Executive
Officer

HOLDERS:
AHP-BHC LLC

By: Altaris Health Partners, III L.P., its sole
member

By: Altaris Partners, LLC, its
general partner
By:     /s/ Daniel G. Tully
    Name:    Daniel G. Tully
    Title:    Managing Director
AHP-TH LLC
By: Altaris Health Partners, III L.P., its sole
member

By: Altaris Partners, LLC, its
general partner
By:     /s/ Daniel G. Tully
    Name:    Daniel G. Tully
    Title:    Managing Director

[Signature Page to Registration Rights Agreement]

ACP-BHC LLC

By: Altaris Constellation GP, L.P., its sole
member

By: Altaris Partners, LLC, its
general partner
By:     /s/ Daniel G. Tully
    Name:    Daniel G. Tully
    Title:    Managing Director
ACP-TH LLC

By: Altaris Constellation GP, L.P., its sole
member

By: Altaris Partners, LLC, its
general partner
By:     /s/ Daniel G. Tully
    Name:    Daniel G. Tully
    Title:    Managing Director

[Signature Page to Registration Rights Agreement]

BLAKE BAKER ENTERPRISES I, INC.

By: /s/ Blake Baker	Name: Blake Baker Title: President
BLAKE BAKER ENTERPRISES II, INC.

By: /s/ Blake Baker	Name: Blake Baker Title: President
BLAKE BAKER ENTERPRISES III, INC.

By: /s/ Blake Baker	Name: Blake Baker Title: President

[Signature Page to Registration Rights Agreement]

ANDREW M. O’BRIEN PREMARITAL TRUST

By: Andrew M. O’Brien, its trustee

By: /s/ Andrew M. O’Brien
RANDALL D. JONES

By: /s/ Randall D. Jones
LEE 2020 GST DYNASTY TRUST
By: /s/ Steven B. Lee
Name: Steven B. Lee
Title: Trustee
STEVEN B. LEE 2020 GRAT
By: /s/ Steven B. Lee
Name: Steven B. Lee
Title: Trustee
STEVEN B. LEE
By: /s/ Steven B. Lee

KYLE A. PLATH
By:     /s/ Kyle A. Plath

[Signature Page to Registration Rights Agreement]

DANIEL E. FOSTERLING
By:     /s/ Daniel E. Fosterling

BRAD D. SCHMITZ
By:     /s/ Brad D. Schmitz

SEAN P. RYAN
By:     /s/ Sean P. Ryan

[Signature Page to Registration Rights Agreement]

Schedule A
Notice Details of the Holders
If to any Holder:
AHP-BHC LLC
AHP-TH LLC
ACP-BHC LLC
ACP TH LLC
c/o Altaris Capital Partners LLC
10 East 53rd Street, 31st Floor
New York, New York 10022
Facsimile:    (212) 931-0236
Attention:    Daniel Tully and David Ellison
Email:        info@altariscap.com

Blake Baker Enterprises I, Inc.
Blake Baker Enterprises II, Inc.
Blake Baker Enterprises III, Inc.
26650 The Old Road, Suite #110
Valencia, CA 91381
Facsimile: (661) 799-7389
Attention: Blake Baker
Email: blakeb@compstarins.com

Andrew M. O’Brien Premarital Trust
c/o Andrew M. O’Brien, as Trustee
1022 Medina Road
Long Lake, MN 55356
Facsimile:    (952) 974-2222
Attention:    Andrew M. O’Brien
Email:        aobrien@treancorp.com

Randall D. Jones
1020 Bluffhaven Way NE
Brookhaven, GA 30319
Email:        rdjsag@gmail.com

Steven B. Lee
1022 Medina Road
Long Lake, MN 55356
Facsimile:    (952) 974-2222
Email:        slee@treancorp.com

Kyle A. Plath
7604 Walnut Curve
Chanhassen, MN 55317
Facsimile:    (952) 974-2222
Email:        kyle.plath@icloud.com

Daniel E. Fosterling
832 Dorwin Road
Hudson, WI 54016
Facsimile:    (715) 386-8432
Email:        dfosterling@gmail.com

Brad D. Schmitz
8442 Hillpointe Lane
Victoria, MN 55386
Facsimile:    (952) 974-2222
Email:        BSchmitz@treancorp.com

Sean P. Ryan
20 First Street
Charlestown, RI 02813
Email:        sryan@treancorp.com